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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: May 28, 1999
                        (Date of earliest event reported)


                               GUITAR CENTER, INC.
             (exact name of registrant as specified in its charter)


              DELAWARE                COMMISSION FILE:        95-4600862
    (State or other jurisdiction         000-22207         (I.R.S. Employer
        of incorporation or                               Identification No.)
           organization)


                               5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301
          (Address of Principal executive offices, including zip code)



                                 (818) 735-8800
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

MUSICIAN'S FRIEND, INC. TRANSACTION

         On May 28, 1999, pursuant to an Agreement and Plan of Merger dated as of May 13, 1999 (the "Merger Agreement"), by and among Guitar Center Inc., a Delaware corporation ("Guitar Center" or the "Company"), EMIC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("EMIC"), Musician's Friend, Inc., a Delaware corporation ("MF"), and the stockholders of MF, the Company acquired all of the capital stock of MF (the "Merger"). Pursuant to the Merger Agreement, EMIC merged with and into MF, with MF surviving, and the Company became the sole stockholder of MF. Prior to this transaction, the Company had no pre-existing relationship with MF.

         Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of MF common stock was converted into the right to receive approximately 10.02 shares of Guitar Center common stock. The formula for calculation of the exchange ratio was determined through arms-length negotiations. Upon closing, each option to purchase shares of MF common stock outstanding under MF's 1998 Stock Option Plan and unexercised immediately prior to the effective time of the Merger automatically became the right to purchase
10.02 shares of Guitar Center common stock. In accordance with these provisions, at closing Guitar Center issued an aggregate of 1,959,970 shares of common stock and assumed options to purchase 250,505 shares of common stock. The options have exercise prices of $19.96 to $21.96 per share, with a weighted-average exercise price of $20.31. Of the shares issued in exchange for MF common stock (the "Merger Shares"), thirty percent were placed in escrow for general indemnification purposes and for indemnification against damages related to specific tax issues identified by the Company and MF.

         The Merger Shares were issued to the eight former-stockholders of MF in a private transaction exempt from registration under the Securities Act of 1933. The Company intends to file a registration statement on Form S-8 relating to the issuance of shares of Guitar Center common stock upon the exercise of the MF employee stock options assumed in the Merger.

         Also in connection with the closing of this transaction, the Company refinanced MF's outstanding obligations under its secured credit facility in the aggregate amount of approximately $17.3 million and incurred transaction expenses of approximately $3.4 million. The source of these funds was borrowings under the Company's 1997 Credit Agreement with Wells Fargo Bank. Effective June 1, 1999, Wells Fargo Bank increased the permissible borrowings under the Company's 1997 Credit Agreement to $60 million from $40 million. This increase was made on a temporary basis pending the completion of documentation of a successor secured credit agreement between the Company and Wells Fargo Bank. MF also has outstanding capital leases of approximately $1.0 million related to computer equipment financings which will remain in place.

         The Merger will be accounted for as a pooling of interests. Under the pooling of interests method, the constituent companies are treated as if they had been combined since formation. Accordingly, the Company's historical financial results will be restated to include those of MF. Further, transaction costs of approximately $3.4 million will be recognized in the quarter ending June 30, 1999.

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         Through the acquisition of the assets of MF, the Company acquired control of physical assets consisting principally of inventory, leasehold interests, a building located in Medford, Oregon used for office and warehouse activities, and related fixtures and equipment. The Company's present intention is to convert at least seven of the nine MF retail stores into the Guitar Center format and to continue to operate the mail order and Internet business as Musician's Friend, which will operate as a separate business unit and continue to be headquartered in Medford, Oregon.

         Also in connection with the closing of the MF transaction, the former stockholders of MF and specified stockholders of the Company entered into an Amended and Restated Registration Rights Agreement. In addition, four-year employment agreements were entered into with several senior officers of MF, including Rob Eastman who will act as Chief Executive Officer and Al Dinardi who will act as President of the Musician's Friend subsidiary. It is presently expected that Mr. Eastman will be invited to become a member of the Guitar Center board of directors.

ITEM 5.  OTHER EVENTS.

MANAGEMENT DISCUSSION OF THE MUSICIAN'S FRIEND, INC. TRANSACTION AND COMBINED COMPANY OPERATIONS

         On June 3, 1999, after the close of the stock market, senior management of the Company discussed the MF transaction with research analysts. The comments made by management to analysts and summarized below constitute forward-looking statements and were and are made in express reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. The Company's statements were based on management's current expectations and are not guarantees of actual performance. In fact, the realization of management's expectations is subject to material risks and uncertainties as described below.

         In its discussion with research analysts, management stated its views regarding presently expected financial results as follows:

         QUARTER ENDED JUNE 30, 1999: Revenue of $140.0 million to $143.5 million; diluted earnings per share of $0.10 to 0.11 (before MF transaction costs). These forecasts reflect not only the adverse effects of the MF transaction, but also reflect results of operations for the core Guitar Center business which are tracking below management expectations on a quarter-to-date basis. Management believes that the shortfall in core Guitar Center results, presently estimated to be approximately $0.04 per share assuming June performs to expectation, is attributable to a slowdown in sales of high-technology products, cannibalization in some existing markets where additional Guitar Center stores were opened, and a change in direct mail strategy implemented in 1999 that is being reversed. The short-fall in the core Guitar Center business is related to revenues; merchandise margin as a percentage of sales is currently meeting expectations.

         In addition, under the pooling of interests accounting method, transaction costs related to the MF transaction, presently estimated at approximately $3.4, million must be recognized in the period the transaction closed, which will result in quarterly net income that is approximately break-even.

         QUARTER ENDED SEPTEMBER 30, 1999: Revenue of $154.0 to $158.0 million; diluted earnings per share of $0.15 to $0.16.

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         QUARTER ENDED DECEMBER 31, 1999:  Revenue of $193.0 to $198.0 million;
diluted earnings per share of $0.40 to $0.41.

         In discussing the balance of 1999, management noted that a number of new Guitar Center stores are expected to be opened during this period, including three new stores expected to open in June (two in the Washington, D.C. area and one in St. Louis). However, given the recent sales results in April and May noted above, management stated that analysts should assume comparative stores sales growth in single digits for the balance of the year.

         QUARTER ENDED MARCH 31, 2000: Revenue of $189.0 to $193.5 million; diluted earnings per share of $0.25 to $0.26.

         QUARTER ENDED JUNE 30, 2000: Revenue of $175.0 to $178.0 million; diluted earnings per share of $0.25 to $0.26.

         QUARTER ENDED SEPTEMBER 30, 2000: Revenue of $186.0 to $191.0 million; diluted earnings per share of $0.24 to $0.25.

          QUARTER ENDED DECEMBER 31, 2000: Revenue of $236.0 to $241.0 million; diluted earnings per share of $0.56 to $0.57.

         All net income amounts noted above assume a statutory income tax rate of 38%.

         The ability of the Company to accomplish the financial results described above is subject to material risk factors. These risks include the risks associated with the acquisition of another business as well as general business risks, including:

         - the assimilation of personnel, vendors, operations, assets and technology;

         - the ability of Guitar Center to successfully operate catalog and Internet operations;

         - the ability to apply Guitar Center merchandising strategies to the Musician's Friend operations; and

         -   the future performance of the core Guitar Center business.

         The Company has historically operated only retail stores and has no experience in the catalog or Internet businesses. Therefore, the Company will be highly dependent on the key personnel of MF to operate this business. However, the Company's plan assumes an improvement in the catalog and Internet businesses due to growth in the market, increased acceptance of the Internet for electronic commerce, the availability of adequate capital to pursue business opportunities available to MF, the application of merchandising strategies historically executed by Guitar Center, and that the combined company will not be subjected to any liabilities or contingent obligations that have not been provided for in the financial statements. These may not be correct assumptions. Further, the Company intends to rebrand at least seven of the nine MF stores to the Guitar Center format and has assumed that this strategy will result in improved

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performance of those units, an assumption which may prove incorrect. In short, the management's present views regarding future results assume that the Company can improve the historical performance of MF significantly.

         The statements of the Company's management also assume that the core Guitar Center retail store business performs at or above present expectations of management. As noted above, performance of the core Guitar Center stores is below expectations quarter-to-date. The performance of the Guitar Center retail business is subject to additional risk factors, including those specifically identified under the caption "Business - Risks Related to the Business" contained in Guitar Center's Form 10-K for the year ended December 31, 1998, which are incorporated into this report by reference.

         Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is projected.

         The risk factors described above may not be an exclusive enumeration of the risks faced by Guitar Center in acquiring the Musician's Friend business, operating the combined business and attaining the future financial results currently anticipated by management.

         The statements made by management of the Company and summarized above represent their views as of the date of the filing of this report, and it should not be assumed that the statements made herein remain accurate as of any future date. THE COMPANY DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

         Accordingly, investors are urged not to place undue reliance on the forward-looking data provided in this report.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impractical to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired business will be filed as an amendment to this Form 8-K within 60 days.

(b)      PRO FORMA FINANCIAL INFORMATION.

         It is impractical to provide the required pro forma information at the time of the filing of this report. The required pro forma information will be filed as an amendment to this Form 8-K within 60 days.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                  GUITAR CENTER, INC.



Date:  June 3, 1999               By    /S/  BRUCE ROSS
                                        ---------------------------------------
                                        NAME:      Bruce Ross
                                        TITLE:     Executive Vice President and
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX


                                                                  SEQUENTIALLY
EXHIBIT                                                             NUMBERED
  NO.              DESCRIPTION                                        PAGE
-------            -----------                                    ------------
2.1*               Agreement and Plan of Merger by
                   and among Guitar Center, Inc.,
                   EMIC Acquisition Corporation,
                   Musician's Friend, Inc. and the
                   Stockholders of the Company,
                   dated as of May 13, 1999

2.2                Amended and Restated Registration
                   Rights Agreement, dated as of May
                   28, 1999

*In accordance with Item 601 of Regulation S-K, schedules, exhibits and other attachments to such agreement have not been filed since such items do not contain information which is material to an investment decision and is not otherwise disclosed in such agreement. The Company agrees to furnish supplementally a copy of any omitted items to the Securities and Exchange Commission upon request.

                                    * * * * *

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